Certain identified information has been excluded from this exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
AMENDED AND RESTATED CUSTODY AGREEMENT

    THIS AMENDMENT, dated as of October 1, 2025 (the “Effective Date”), to the Amended and Restated Custody Agreement, originally made and entered into as of May 15, 2013, as amended (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Osterweis Funds, listed on Exhibit F attached hereto (as amended from time to time), and U.S. Bank N.A., a national banking association (the “Custodian”).

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series list in Exhibit F to remove the following funds:
•First American Government Obligations Fund Class A (Osterweis Service Org)
•Osterweis Short Duration Credit Fund
•Osterweis Sustainable Credit Fund
•Osterweis Total Return Fund

WHEREAS, the parties desire to amend the series list in Exhibit F to reflect the following name change:
•Osterweis Opportunity Fund (f/k/a Osterweis Emerging Opportunity Fund)

WHEREAS, the parties desire to amend the fees of the Osterweis Funds; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

1.As of the Effective Date, Exhibit F to the Agreement is hereby superseded and replaced with Exhibit F attached hereto and will be effective for three (3) years.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[SIGNATURES ON NEXT PAGE]

Osterweis

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

PROFESSIONALLY MANAGED            U.S. BANK, N.A.
PORTFOLIOS

By: /s/ Jason F. Hadler                  By: /s/ Gregory Farley
Name: Jason F. Hadler                 Name: Greg Farley
Title:    President                 Title: Senior Vice President
Date:    November 21, 2025    Date:             Date: November 24, 2025

Osterweis

Exhibit F
Professionally Managed Portfolios Amended and Restated Custody Agreement

Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Growth & Income Fund
Osterweis Opportunity Fund

Custody Services Fee Schedule
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
basis points
No minimum, but U.S. Bank reserves the ability to renegotiate these fees if complex assets fall below $2 billion.
Portfolio Transaction Fees1
■$ - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$ - Option/SWAPS/future contract written, exercised or expired
■$ - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$ - Physical security transaction
■$ - Check disbursement (waived if U.S. Bancorp is Administrator)
■$ Manual instructions fee. (Additional Per Securities and Cash Transactions)
■$ Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
■$ Per Non-USD wire.
■$ Per 3rd party FX settled at U.S. Bank
■$ Monthly charge on zero valued securities (Per ISIN)
■$ Per Proxy Vote cast.
■$ Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
11 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Osterweis

•$ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Processing Service Fee – $ filing fee per class action account, plus 3% of gross proceeds recovered after settlement of a filed claim, with a maximum cost not to exceed $.
•No charge for the initial conversion free receipt if fund is converting from another service provider.
•$ per SMA converting into the fund
•Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place
•Third Party lending - Additional fees will apply

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). CPI IS WAIVED

Fees are calculated pro rata and billed monthly.
Global Custody Base Fee
A monthly base fee of $ per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the following may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Global Custody Tax Reclamation Services:
•Global Filing: $ per annum
•U.S. Domestic Filing: $ per annum (Only ADRs)
•3rd Party Tax Service Provider: $ per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
•Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
•
•Collateral Segregation Services
•Applicable if U.S. Bank does not serve as custodian.
•$ initial acceptance fee per secured party, payable annually in advance and not subject to proration.  Fee includes initial review and execution of the governing documents and establishment of the account.
•$ per account per year.
•Plus, basis point charges for the custody of securities, based upon existing custody fee schedule.
•Payable annually in advance and not subject to proration.

Osterweis

Margin Management Services
•Applicable if U.S. Bank does not serve as custodian.
•$ annual program fee (includes up to 4 ISDA agreements)
•$ annual fee per each additional ISDA agreement.
Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

Osterweis

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina			Hong Kong			Poland
Australia			Hungary			Portugal
Austria			Iceland			Qatar
Bahrain			India			Romania
Bangladesh			Indonesia			Russia
Belgium			Ireland			Saudi Arabia
Bermuda			Israel			Serbia
Botswana			Italy			Singapore
Brazil			Japan			Slovakia
Bulgaria			Jordan			Slovenia
Canada			Kenya			South Africa
Chile			Kuwait			South Korea
China Connect			Latvia			Spain
China (B Shares)			Lithuania			Sri Lanka
Colombia			Luxembourg			Sweden
Costa Rica			Malaysia			Switzerland
Croatia			Malta			Taiwan
Cyprus			Mauritius			Tanzania
Czech Republic			Mexico			Thailand
Denmark			Morocco			Tunisia
Egypt			Namibia			Turkey
Estonia			Netherlands			UAE
Euroclear (Eurobonds)			New Zealand			Uganda
Euroclear (Non-Eurobonds)			Nigeria			Ukraine
Finland			Norway			United Kingdom
France			Oman			Uruguay
Germany			Pakistan			Vietnam
Ghana			Panama			West African Economic Monetary Union (WAEMU)*
Greece			Peru			Zambia
			Philippines			Zimbabwe
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network

Osterweis

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	15
AUSTRALIA	AU	2
BELGIUM	BE	2
CANADA	CA	2
CHILE	CL	9
CZECH REPUBLIC	CZ	10
DENMARK	DK	3
FINLAND	FI	3.5
FRANCE	FR	1.5
GERMANY	DE	2
GREECE	GG	35
HOLLAND	NL	1.5
HONG KONG	HK	1.5
HUNGARY	HU	10
ISRAEL	IL	17
ITALY	IT	2.5
JAPAN	JP	3
LUXEMBOURG	LU	1.5
MEXICO	MX	6
NEWZEALAND	NZ	2
NORWAY	NO	5
PERU	PE	9
POLAND	PL	10
PORTUGAL	PT	5
ROMANIA	RO	11
RUSSIA	RU	10
SINGAPORE	SG	2
SLOVAK REPUBLIC	SK	10
SLOVENIA	SI	10
SPAIN	ES	3
SOUTH-AFRICA	ZA	2
SWEDEN	SE	3
SWITZERLAND	CH	3
THAILAND	TH	8
UNITED KINGDOM	GB	2
UNITED STATES	US	3

Osterweis

Additional Fees and Expenses
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
•Mailing, sorting and postage
•Stationary
•Specialized programming
•Special/customized reports
•Third-party data provider costs
•Wash sales reporting
•Tax e-filing charges
•PFIC monitoring
•Conversion expenses (if necessary)
•Federal and state regulatory filing fees
•Travel expenses
•Third party auditing and legal expenses
•EDGAR/iXBRL filing (may be charged by third-party or U.S Bank)
•Fair value services
•Liquidity classification reporting
•SWIFT processing
•Manually processed trade files
•Telephone toll-free lines
•Service/data conversion, based on services performed
•AML verification services, unless otherwise waived
•Record retention
•Lost shareholder search
•Unclaimed property reporting (data analysis, due diligence mailings and filings)
•Fed wire charges
•NSCC activity charges
•DST charges
•Shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions)
•Voice response (VRU) maintenance and development
•Data communication and implementation charges
•Omnibus conversions
•FATCA and other compliance mailings
•Electronic document archiving
•Expenses incurred in the safekeeping, delivery and receipt of securities

Osterweis

•Shipping
•Transfer fees
•Deposit withdrawals at custodian (DWAC) fees
•SWIFT charges
•Negative interest charges
•Extraordinary expenses based upon complexity
Additional Services
Additional services not listed above shall be provided if and when mutually agreed upon for the fees mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

Advisor’s signature below acknowledges approval of fee schedule on this Exhibit F.

Osterweis Capital Management, Inc.

By: /s/ Catherine C. Halberstadt
Name: Catherine C. Halberstadt
Title: Co-President & Co-CEO
Date: November 17, 2025

Osterweis Capital Management, LLC

By: /s/ Catherine C. Halberstadt
Name: Catherine C. Halberstadt
Title: Co-President & Co-CEO
Date: November 17, 2025

Osterweis